Exhibit 77(I)


Item 77(i)(a) & 77Q(i)(a): Terms of new or amended securities

LORD ABBETT MUNICIPAL INCOME TRUST AMENDMENT TO DECLARATION AND AGREEMENT OF
TRUST

An Amendment to the Declaration and Agreement of Trust of Lord Abbett Municipal Income Trust (the "Trust"), dated July 26, 2007 is hereby incorporated by reference to the Post-Effective Amendment No. 35 to the Trust's Registration Statement filed on September 12, 2007. The Amendment re-designated Class Y shares as Class I shares for one of the Corporation's six series: High Yield Municipal Bond Fund.

Item 77(i)(b) & 77Q(i)(a): Terms of new or amended securities

LORD ABBETT MUNICIPAL INCOME TRUST AMENDMENT TO DECLARATION AND AGREEMENT OF
TRUST

An Amendment to the Declaration and Agreement of Trust of Lord Abbett Municipal Income Trust (the "Trust"), dated July 26, 2007 is hereby incorporated by reference to the Post-Effective Amendment No. 35 to the Trust's Registration Statement filed on September 12, 2007. The Amendment established one new Class F shares for the four of the Trust's six series: Georgia Series, High Yield Municipal Bond Fund, Intermediate Tax-Free Fund, and Pennsylvania Series.